UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2021 two

(Exact name of registrant as specified in charter)

Cayman Islands	001-40292	98-1577238
(State or other jurisdiction of incorporation)	Commission File number	(I.R.S. Employer Identification Number)

16 Funston Avenue, Suite A The Presidio of San Francisco San Francisco, California	94129
(Address of principal executive offices)	(Zip Code)

(415) 480-1752

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	TWOA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

two is filing this Amendment No. 1 to its Current Report on Form 8-K, as filed with the Securities and

Exchange Commission on April 8, 2021 (the “Form 8-K”), for the purpose of reporting the exercise by the underwriters of the over-allotment option relating to the previously announced initial public offering and filing an updated audited balance sheet.

Item 3.02. Unregistered Sales of Equity Securities.

On April 13, 2021, in connection with the underwriter’s partial exercise of its over-allotment option, two sponsor (the “Sponsor”) purchased 28,750 private placement shares at a price of $10 per share. The net proceeds of the initial public offering (the “IPO”) and the proceeds of the sale of the private placement shares, totaling $14,375,000, were placed in the trust account.

Item 8.01 Other Events.

On April 1, 2021, the IPO of 20,000,000 shares of two (the “Company”) was consummated. On April 13, 2021, the underwriter of the IPO acquired an additional 1,437,500 shares pursuant to the underwriter’s partial exercise of its overallotment option. The 21,437,500 shares sold in the IPO (including the 1,437,500 shares subject to the underwriter’ over-allotment option) were sold at an offering price of $10.00 per share, generating total gross proceeds of $214,375,000.

An audited balance sheet as of April 13, 2021 reflecting the partial exercise of the over-allotment option has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Audited Balance Sheet as of April 13, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2021	two

	By:	/s/ Kevin Hartz
	Name:	Kevin Hartz
	Title:	Co-Chief Executive Officer